UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 12, 2012 (June 7, 2012)
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
	Foothill Ranch, California	92610-2831
	(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2012, the board of directors of Kaiser Aluminum Corporation (the “Company”) appointed Daniel J. Rinkenberger as Executive Vice President and Chief Financial Officer; John Donnan as Executive Vice President - Legal, Compliance and Human Resources; Pete Bunin as Senior Vice President - Operations; Keith Harvey as Senior Vice President - Sales and Marketing, Aerospace and General Engineering; and Ray Parkinson as Vice President - Advanced Engineering.

Mr. Rinkenberger, 53, served as the Company's Senior Vice President and Chief Financial Officer since April 2008. Mr. Rinkenberger also served as the Company's Vice President from January 2005 to April 2008 and as Treasurer from January 2005 to July 2008. Prior to January 2005, he served as the Company's Vice President of Economic Analysis and Planning from February 2002. He served as Vice President, Planning and Business Development of the Company's Fabricated Products division from June 2000 through February 2002. Prior to that, he served as Vice President, Finance and Business Planning of the Company's Flat-Rolled Products division from February 1998 to February 2000, and as Assistant Treasurer from January 1995 through February 1998. Before joining the Company, he held a series of positions of increasing responsibility in the Treasury Department at Pennzoil Corporation. He holds a Master of Business Administration degree in finance from the University of Chicago and a Bachelor of Education degree from Illinois State University. He is a Chartered Financial Analyst.

Mr. Donnan, 51, joined the legal staff of the Company in 1993 and served as the Company's Senior Vice President - Legal, Compliance and Human Resources since May 2012. Mr. Donnan served as Senior Vice President, Secretary and General Counsel of the Company from December 2007 to May 2012 and Vice President, Secretary and General Counsel from January 2005 to December 2007. Mr. Donnan also served as the Deputy General Counsel of Company from 1993 to 2000. Prior to joining the Company, Mr. Donnan was an associate in the Houston, Texas office of the law firm of Chamberlain, Hrdlicka, White, Williams & Martin. He holds a Juris Doctorate degree from the University of Arkansas School of Law and Bachelor of Business Administration degrees in finance and accounting from Texas Tech University. He is a member of the Texas and California bars.

Mr. Bunin, 56, joined the Company in 1996 and served as our Vice President and General Manager - Operations since April 2009. He previously served as Vice President and General Manager - Heat Treat Products from January 2007 to April 2009 and Vice President and General Manager - Aerospace and General Engineering Products from July 2005 to January 2007. Prior to joining the Company, Mr. Bunin held senior management positions with Ampco Metals and Outokumpu Copper. Bunin holds a Master of Business Administration degree from the Harvard University Graduate School of Business and a Bachelor of Science degree in mechanical engineering from the Massachusetts Institute of Technology.

Mr. Harvey, 52, served as the Company's Vice President Sales & Marketing, Aerospace & General Engineering Products since 2000. He joined the Company in 1981 as an industrial engineer at the Company's rolling mill in West Virginia. He subsequently held increasingly responsible positions in engineering and sales at several locations of the Company and was named a vice president in 1994. He holds a Bachelor of Science degree in Industrial Engineering from West Virginia University.

Mr. Parkinson, 54, has served as the Company's Vice President of Advanced Engineering since 2001. Mr. Parkinson joined the Company in 1986 as technical director for extruded products and has more than 20 years of experience in sales, operations, quality control, engineering and research and development in diverse manufacturing environments. Mr. Parkinson has a Ph.D. in metallurgy, as well as Bachelor's and Master's degrees in Engineering, from Imperial College in the United Kingdom and an MBA from St. Mary's College.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2012, the Company held its 2012 Annual Meeting of Stockholders. Below are the matters that were voted upon at the meeting and the final voting results as reported by our inspector of elections.

(1)	Election of Directors - The stockholders elected three Class III directors, each for a term expiring at the Company's 2015 Annual Meeting of Stockholders. The voting results were as follows:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
David Foster	16,111,210	46,739	503,087
Teresa A. Hopp	14,447,238	1,710,711	503,087
William F. Murdy	16,045,359	112,590	503,087

The other directors with terms continuing after the 2012 Annual Meeting of Stockholders are Carolyn Bartholomew, Jack A. Hockema, Lauralee E. Martin, Alfred E. Osborne, Jr., Jack Quinn, Thomas M. Van Leeuwen and Brett E. Wilcox.

(2)	Advisory Vote on Executive Compensation - The stockholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
15,797,402	356,278	4,269	503,087

(3)
Ratification of the Selection of Independent Registered Public Accounting Firm - The stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2012. The voting results were as follows:

For	Against	Abstain
16,183,447	477,098	491

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press release dated June 11, 2012.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Secretary and Assistant General Counsel
Date: June 12, 2012